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                                                                   Exhibit 10(n)

                 FIRST AMENDMENT TO VALUE APPRECIATION AGREEMENT
                 -----------------------------------------------

         THIS FIRST AMENDMENT TO VALUE APPRECIATION AGREEMENT (this "Amendment") is entered into as of the ____ day of April, 1998, by INSILCO CORPORATION, a Delaware corporation (the "Company"), and DAVID M. ARONOWITZ, ROBERT F. HEFFRON, LES G. JACOBS, DAVID A. KAUER, KENNETH H. KOCH, PHILIP K. WOODLIEF (collectively, the "Executives").


                                    RECITALS:
                                    --------

         A. The parties have previously entered into a certain Value Appreciation Agreement, dated December 17, 1996 (the "Agreement"). (All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.)

         B. The Agreement provides that, for purposes of determining the Commissions payable under Section 5 of the Agreement upon a Sale of fewer than all of the outstanding shares of the capital stock of the Company, the Purchase Price is to be increased by the amount of the indebtedness of the Company at the time of the Sale, however the parties intended that the Purchase Price be increased only by the amount, if any, by which the indebtedness of the Company at the time of the Sale exceeds the amount of the indebtedness of the Company at the time the Agreement was executed and, further, that such adjustment apply in the case of any Sale of stock of the Company, whether such Sale includes all or fewer than all of the outstanding shares.

         C. The Company has entered into a certain Agreement and Plan of Merger with Silkworm Acquisition Corporation, a subsidiary of DLJ Merchant Banking Partners II, L.P., dated as of March 24, 1998 (the "Silkworm Merger Agreement"), pursuant to which, subject to the satisfaction of certain conditions, the Company, in a series of transactions, will merge with Silkworm Acquisition Corporation (the "Silkworm Merger") and the current shareholders of the Company will receive total consideration of approximately $44.50 per share, consisting of $42.98 in cash and 0.03419 shares of retained stock of the surviving corporation in the merger (collectively, the "Merger Consideration"), in exchange for their shares of common stock of the Company.

         D. The parties desire to modify the Agreement to correctly reflect the original intention of the parties as discussed in the Recital B above, to specify the amount of the Commissions payable under the Agreement upon the consummation of the Silkworm Merger, and to clarify certain other matters.


                                   AGREEMENT:
                                   ---------

         NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, the parties hereby agree as follows:



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         1. ADJUSTMENT TO THE PURCHASE PRICE FOR INDEBTEDNESS.   Effective as
of the date hereof, the Agreement shall be supplemented, modified, and amended as follows:

          1.1 The following shall be added as a new subparagraph 1(v) of the
Agreement:

                    (v) "Incremental Increase in Indebtedness" shall mean the positive difference, if any, obtained by subtracting $161,100,000, which represents the principal amount of indebtedness for borrowed money of the Company as set forth on the audited consolidated balance sheet of the Company as of December 31, 1996, from the principal amount of indebtedness for borrowed money of the Company as set forth on the most recent quarterly consolidated balance sheet of the Company prior to the Closing Date.

          1.2 Subparagraph 1(q)(i) of the Agreement shall be deleted and the following shall be substituted in lieu thereof:

                    (i) if any part or all of the Purchase Price is payable in property other than cash, the Purchase Price shall include the amount of cash payable in the Sale plus the fair market value of the non-cash property to be conveyed, transferred, or assigned to the Company, an Affiliate or Affiliates of the Company, or the shareholders of the Company in the Sale;

          1.3 Subparagraph 1(q)(iii) of the Agreement shall be deleted and the following shall be substituted in lieu thereof:

                  (iii) in the case of a sale, transfer, or disposition by the Company of all of the assets of the Company, the Purchase Price shall include the amount of all indebtedness for borrowed money of the Company that is assumed by the buyer or buyers in the Sale; and in the case of the sale, transfer, or disposition by the Company of less than all of the assets of the Company, the Purchase Price shall include the fair market value of any current assets of the Company not sold by the Company and the amount of all indebtedness for borrowed money of the Company that is assumed by the buyer or buyers in the Sale;

                  1.4 Subparagraph 1(q)(iv) of the Agreement shall be deleted and the following shall be substituted in lieu thereof:

                  (iv) in the case of the sale, exchange, or purchase of all or fewer than all of the outstanding shares of the capital stock of the Company, the Purchase Price shall include the total consideration that would have been paid if all such stock had been

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          purchased, on a fully diluted basis, taking into account all shares subject to outstanding stock options, on the same terms, and the amount of the Incremental Increase in Indebtedness;

         2. BALANCE OF AGREEMENT UNCHANGED. Except as specifically supplemented, modified, or amended herein, the Agreement shall remain unchanged and in full force and effect.

         3. COMMISSIONS ON THE CONSUMMATION OF THE SILKWORM MERGER. The parties hereby agree that, notwithstanding the express terms of the Agreement, as amended herein, if the Silkworm Merger is consummated pursuant to the terms of the Silkworm Merger Agreement on or before September 30, 1998, and if the Merger Consideration is as stated in Recital C above, then the total amount of Commissions payable under Section 5 of the Agreement, as so amended, on account of the consummation of such merger, to all of the Executives, in the aggregate, will be $2,600,000.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

INSILCO CORPORATION



By:
   ---------------------------------              ---------------------------
      Robert L. Smialek, President                    David A. Kauer



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          David M. Aronowitz                          Kenneth H. Koch



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          Robert F. Heffron                            Philip K. Woodlief



------------------------------------
           Les G. Jacobs




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